Exhibit 2.1

PLAN OF CONVERSION

of

The Real Good Food Company LLC,

a California Limited Liability Company

into

Real Good Foods, LLC,

a Delaware Limited Liability Company

Pursuant to the provisions of the California Revised Uniform Liability Company Act (the “CA Act”) and the Delaware Limited Liability Company Act (the “DE Act”), this Plan of Conversion (this “Plan”) has been adopted as of October 25, 2021 for the purpose of effecting the conversion of The Real Good Food Company LLC, a California limited liability company (the “Converting Company”), into Real Good Foods, LLC, a Delaware limited liability company (the “Converted Company”), in accordance with the provisions of the CA Act and Section 18-214 of the DE Act.

WHEREAS, the Converting Company desires to convert into the Converted Company (the “Conversion”) to be effective upon filing of the Certificate of Formation with the Secretary of State of Delaware; and

WHEREAS, pursuant to the provisions of the CA Act and the DE Act, this Plan has been adopted and approved by the manager and all of the members of the Converting Company for the purpose of effecting the Conversion.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows with the intent to be legally bound by this Plan:

1. The Converting Company is a limited liability company organized under the laws of the State of California, with its principal executive office located at 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002. The name of the Converting Company is The Real Good Food Company LLC.

2. The Converted Company shall be a limited liability company organized under the laws of the State of Delaware, with its principal executive office located at 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002. The name of the Converted Company is Real Good Foods, LLC.

3. The Converting Company shall be converted into the Converted Company upon filing of the Certificate of Formation with the Secretary of State of Delaware.

4. Pursuant to the Conversion, one hundred percent (100%) of the Percentage Interest of the Converting Company shall be converted into one hundred percent (100%) of the Percentage Interest in the Converted Company. The Converted Company will initially be managed by The Real Good Food Company, Inc., a Delaware corporation, as the Managing Member.

5. The officers of the Converting Company shall continue to be the officers of the Converted Company following the Conversion.

6. The Delaware Certificate of Conversion and Certificate of Formation of the Converted Company is attached as Exhibit A hereto. The California Certificate of Conversion of the Converting Company is attached as Exhibit B hereto.

7. The Limited Liability Company Agreement of the Converted Company is attached as Exhibit C hereto.

8. This Plan has been duly approved by the managers and all of the members of the Converting Company pursuant to a Joint Action by Unanimous Written Consent of the Managers and Members of The Real Good Food Company LLC, executed and effective as of                             , 2021, attached as Exhibit D hereto.

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2

EXHIBIT A

DELAWARE CERTIFICATE OF CONVERSION AND CERTIFICATE OF FORMATION

OF

REAL GOOD FOODS, LLC

[***]

EXHIBIT B

CALIFORNIA CERTIFICATE OF CONVERSION

OF

THE REAL GOOD FOOD COMPANY LLC

[***]

EXHIBIT C

LIMITED LIABILITY COMPANY AGREEMENT

OF

REAL GOOD FOODS, LLC

[***]

EXHIBIT D

JOINT ACTION BY UNANIMOUS WRITTEN CONSENT OF

THE MANAGERS AND MEMBERS OF

THE REAL GOOD FOOD COMPANY LLC

[***]